Exhibit 99.1

For Further Information Call:
John P. Jordan
Vice President and Chief Financial Officer
Voice: 860-347-8506
inquire@zygo.com

ZYGO Q3 FISCAL 2011 REVENUES INCREASE 58% OVER PRIOR YEAR
NET EARNINGS OF $0.24 PER SHARE

MIDDLEFIELD, CT, May 5, 2011 – Zygo Corporation (NASDAQ: ZIGO) today announced its financial results for the third quarter of fiscal 2011, ended March 31, 2011.

Third quarter fiscal 2011 net revenues of $40.2 million increased 58% from $25.4 million recorded for the third quarter in the prior fiscal year.

Net earnings from continuing operations attributable to Zygo during the quarter increased to $4.5 million, or $0.24 per diluted share, compared with a net loss from continuing operations attributable to Zygo in the same quarter of the prior fiscal year of $2.5 million, or $0.15 per diluted share. After adjusting the prior year quarter for one-time charges, the reported net earnings from continuing operations attributable to Zygo were $0.8 million, or $0.04 per diluted share. A reconciliation between GAAP (Accounting Principles Generally Accepted in the United States of America) operating results and non-GAAP operating results is provided following the financial statements that are part of this release.

Bookings of $41.7 million for the third quarter of fiscal 2011 increased 53% over the prior year quarter. Bookings for the Metrology Solutions Division accounted for 58% of the bookings received, and the Optical Systems Division contributed 42%. Backlog rose to $60.5 million at March 31, 2011, compared with $43.9 million at March 31, 2010.

Highlights in the quarter included:

•	A $3.0 million continuation order for laser fusion amplifiers from Commissariat à l’énergie Atomique (CEA) in France.
•	Continued strong bookings from China for large metrology systems for optical component testing.
•	Increasing bookings for our Optical Systems Division, including Extreme Precision Optics, Large Optical Components and Laser Fusion Optics.

Year-to-date fiscal 2011 net revenues were $107.4 million, 48% higher than comparable fiscal 2010 year-to-date net revenues of $72.8 million. Year-to-date net earnings from continuing operations attributable to Zygo were $12.9 million, or $0.71 per diluted share, compared with a net loss from continuing operations attributable to Zygo of $7.7 million, or $0.45 loss per diluted share, for the first nine months of fiscal 2010.

Year-to-date net earnings from continuing operations attributable to Zygo in fiscal 2011, excluding the gain on acquisition recorded in the second quarter, was $0.60 per diluted share, compared with a net loss from continuing operations attributable to Zygo of $0.16 per diluted share in the first nine months of fiscal 2010, excluding one-time charges.

Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation, stated, “We are pleased with the development and growth of our core businesses. With increased activity in both the Metrology and Optics segments, we continue to grow revenue with positive book-to-bill ratios and have increased backlog to the highest level in over two years. The business is executing well on its mandates, with revenues and operating earnings, net of one-time charges, increasing for four consecutive quarters, and gross margins, net of one-time charges, increasing for seven consecutive quarters and consistently in the mid-40% range. Our attention to gross margin improvement has driven gross margins and operating margins to the highest levels in nearly ten years.”

John Jordan, Chief Financial Officer of Zygo Corporation, commenting on the third quarter results, said, “The Company has been a strong cash generator during the quarter and fiscal year. We generated $12.8 million of cash from continuing operations, which increased cash, cash equivalents and short-term marketable securities from $47.5 million at June 30, 2010 to $53.3 million at March 31, 2011, after a cash payment for the acquisition of assets associated with the Richmond operation of $7.1 million. The Richmond operation has been fully integrated into our Optical Systems Division, and is contributing to both revenues and earnings.”

With concern over the recent tragic disaster in Japan, Dr. Koliopoulos added, “We have been in close contact with our customers and suppliers in Japan and have been monitoring the situation. To date, there have not been any notable effects on our business due to the tragic events in that region, and we have no reason to believe that the events there will have a negative impact on our business.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the third quarter of fiscal 2011 will be held at 5 PM Eastern Time on May 5, 2011 and can be accessed by dialing 800-621-6658. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supplier risks; risks of booking cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to business acquisitions, including the acquisition of substantially all the assets of ASML US, Inc.’s Richmond, California facility, and integration of the business and employees; the risk related to the Company’s recent changes to senior management; and the risks associated with the recovery from the recent earthquake, tsunami and nuclear disaster in Japan and its impact on our customers, suppliers, and operations. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2010, filed with the Securities and Exchange Commission on September 13, 2010.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2011	2010	2011	2010

Net revenues	$40,235	$25,439	$107,440	$72,845
Cost of goods sold	21,371	13,962	57,479	43,241

Gross profit	18,864	11,477	49,961	29,604

Selling, general, and administrative expenses	9,418	7,972	24,886	23,113
Research, development, and engineering expenses	3,739	3,546	10,872	11,089
Impairment of goodwill	—	2,003	—	2,003

Operating profit (loss)	5,707	(2,044)	14,203	(6,601)

Other income (expense)
Gain on acquisition	—	—	1,289	—
Miscellaneous income (expense), net	(153)	(96)	71	62

Total other income (expense)	(153)	(96)	1,360	62

Earnings (loss) from continuing operations before income taxes, including noncontrolling interest	5,554	(2,140)	15,563	(6,539)
Income tax expense	(720)	(131)	(1,474)	(505)

Net earnings (loss) from continuing operations	4,834	(2,271)	14,089	(7,044)

Net earnings (loss) from discontinued operations, net of tax	—	(193)	91	(2,667)

Net earnings (loss) including noncontrolling interest	4,834	(2,464)	14,180	(9,711)
Less: Net earnings attributable to noncontrolling interest	361	232	1,205	677

Net earnings (loss) attributable to Zygo Corporation	$4,473	$(2,696)	$12,975	$(10,388)

Basic - Earnings (loss) per share attributable to Zygo Corporation
Continuing operations	$0.25	$(0.15)	$0.73	$(0.45)
Discontinued operations	—	(0.01)	0.01	(0.16)

Net earnings (loss) per share	$0.25	$(0.16)	$0.74	$(0.61)

Diluted - Earnings (loss) per share attributable to Zygo Corporation
Continuing operations	$0.24	$(0.15)	$0.71	$(0.45)
Discontinued operations	—	(0.01)	0.01	(0.16)

Net earnings (loss) per share	$0.24	$(0.16)	$0.72	$(0.61)

Weighted average shares outstanding
Basic shares	17,693	17,342	17,600	17,091

Diluted shares	18,304	17,342	18,056	17,091

Amounts Attributable to Zygo Corporation
Net earnings (loss) from continuing operations attributable to Zygo Corporation	$4,473	$(2,503)	$12,884	$(7,721)
Discontinued operations, net of tax	—	(193)	91	(2,667)

Net earnings (loss) attributable to Zygo Corporation	$4,473	$(2,696)	$12,975	$(10,388)

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands)

	March 31, 2011	June 30, 2010

Assets
Current assets:
Cash and cash equivalents	$52,341	$46,536
Marketable securities	1,000	1,000
Receivables, net	30,819	19,948
Inventories	27,707	25,220
Prepaid expenses and other current assets	1,702	1,643
Income tax receivable	—	1,050
Current assets of discontinued operations	—	17

Total current assets	113,569	95,414

Marketable securities	1,027	922
Property, plant, and equipment, net	31,633	23,029
Intangible assets, net	5,664	5,387
Other assets	—	413

Total assets	$151,893	$125,165

Liabilities and Equity
Current liabilities:
Accounts payable	$8,104	$8,426
Accrued expenses	17,640	14,064
Income tax payable	1,116	152
Current liabilities of discontinued operations	281	287

Total current liabilities	27,141	22,929

Other long-term liabilities	4,667	1,359
Long-term liabilities of discontinued operations	—	281

Commitments and contingencies	—	—

Total stockholders’ equity - Zygo Corporation	117,190	98,403
Noncontrolling interest	2,895	2,193

Total equity	120,085	100,596

Total liabilities and equity	$151,893	$125,165

Zygo Corporation and Subsidiaries
Reported Results to Non-GAAP Results
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2011	2010	2011	2010

GAAP operating profit (loss) (as reported)	$5,707	$(2,044)	$14,203	$(6,601)

Adjustments to operating expenses
Zemetrics acquisition: Impairment of goodwill	—	2,003	—	2,003
Zemetrics acquisition costs (SG&A)	—	377	—	457
II-VI related costs (SG&A)	—	736	—	736
CEO retirement and search costs (SG&A)	—	112	—	929
Severence charges (SG&A)	—	37	—	472
Severence charges (RD&E)	—	—	—	377
Property lease expense (SG&A)	—	—	—	19

Total non-GAAP adjustments to operating expenses	—	3,265	—	4,993

Non-GAAP operating profit (loss), as adjusted	$5,707	$1,221	$14,203	$(1,608)

GAAP other income (expense) (as reported)	$(153)	$(96)	$1,360	$62
Adjustment to other income: Richmond acquisition gain	—	—	(1,289)	—

Total non-GAAP other income (expense)	$(153)	$(96)	$71	$62

Net earnings attributable to noncontrolling interest (as reported)	361	232	1,205	677

GAAP income tax expense (as reported)	(720)	(131)	(1,474)	(505)
Adjustment to income taxes: Valuation allowance *1	—	—	(725)	—

Total non-GAAP income tax expense	$(720)	$(131)	$(2,199)	$(505)

Non-GAAP net earnings (loss) - continuing operations as adjusted	$4,473	$762	$10,870	$(2,728)

GAAP earnings (loss) per diluted share - continuing operations (as reported)	$0.24	($0.15)	$0.71	($0.45)
Non-GAAP net earnings (loss) per diluted share - continuing operations as adjusted	$0.24	$0.04	$0.60	($0.16)

*1 The Company’s reported results for fiscal 2011 and 2010 include a full valuation allowance on its deferred tax assets. Accordingly, for purposes of computing non-GAAP net earnings (loss), as adjusted, the Company has assumed no tax benefit would be recorded in fiscal 2011 and 2010. The adjustment in fiscal 2011 reflects the removal of the tax benefit associated with the change in the valuation allowance due to the effect of the Richmond acquisition.

Non-GAAP operating profit (loss), as adjusted, non-GAAP net earnings (loss), as adjusted, and non-GAAP net earnings (loss) per share, as adjusted, are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities and a reconciliation of such amounts to reported results is presented above. These non-GAAP financial measures are not intended to replace reported amounts of operating profit (loss), net earnings (loss), or net earnings (loss) per share, which respectively are the most directly comparable GAAP financial measures. The Company believes that providing such a reconciliation is useful to users of the financial statements, since it excludes certain significant and unusual charges in the Company’s results, thus enhancing comparability of the Company’s results between periods presented. These non-GAAP measures are not alternatives to the most directly comparable reported measures under GAAP and should not be considered as alternatives to operating profit (loss), net earnings (loss), and net earnings (loss) per share, or any other measure of consolidated operating results under GAAP.